Exhibit 3.2

ROSS MILLER	Filed in the office of	Document Number
Secretary of State	Ross Miller Secretary of State State of Nevada	20110440939-13
204 North Carson Street,		Filing Date and Time
Suite 1		06/14/2011 12:17 PM
Carson City, Nevada 89701-4520		Entity Number
(775) 684 5708		E0382932010-8
Website: secretaryofstate.biz

Amendment to

Articles of Organization

(PURSUANT TO NRS 86.221)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Organization
For a Nevada Limited-Liability Company
(Pursuant to NRS 86.221)

1. Name of limited-liability company:

Station Casinos LLC

2. The company is managed by:	☐ Managers	OR	☒ Members

(check only one box)

3. The articles have been amended as follows: (provide article numbers, if available)*

Articles 4 and 5 of the Articles of Organization are hereby amended as set forth below:

Article 4. Management: “The Company shall be managed by Managers.”

Article 5. Names and addresses of each Manager:

Name: Lorenzo J. Fertitta

Address: 1505 South Pavilion Center Drive, Las Vegas, NV 89135

*** See attachment for additional names and addresses of Managers of Station Casinos LLC and for provision re effective date of this Certificate of Amendment. ***

4. Signature (must be signed by at least one manager or by a managing member):

X /s/ Thomas Friel
Signature
By: Executive V.P. of the Sole Member

*	1)

If amending company name, it must contain the words “Limited-Liability Company,” “Limited Company,” or “Limited,” or the abbreviations “Ltd.,” “L.L.C.,” or “L.C.,” “LLC” or “LC.”  The word “Company” may be abbreviated as “Co.”

2)	If adding managers, provide names and addresses.

FILING FEE: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 86.221 DLLC Amendment
Revised: 10-16-09

ATTACHMENT TO

CERTIFICATE OF AMENDMENT TO

ARTICLES OF ORGANIZATION

OF

STATION CASINOS LLC

The Certificate of Amendment to Articles of Organization of Station Casinos LLC consists of the preceding page and the following provisions:

Article 5. Names and addresses of each Manager of Station Casinos LLC [CONTINUED]:

Name: Frank J. Fertitta III

Address: 1505 South Pavilion Center Drive, Las Vegas, NV 89135

Name: Robert A. Cashell Jr.

Address: 1505 South Pavilion Center Drive, Las Vegas, NV 89135

Name: Stephen J. Greathouse

Address: 1505 South Pavilion Center Drive, Las Vegas, NV 89135

Name: James Nave

Address: 1505 South Pavilion Center Drive, Las Vegas, NV 89135

Name: Robert Lewis

Address: 1505 South Pavilion Center Drive, Las Vegas, NV 89135

EFFECTIVE DATE OF CERTIFICATE OF AMENDMENT

Pursuant to NRS 86.226(2), the effective date of this Certificate of Amendment to Articles of Organization is: June 15, 2011.